EXHIBIT 32.1

In connection with the Quarterly Report on Form 10-Q of Innkeepers USA Trust (the “Company”) for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey H. Fisher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2006

/s/ Jeffrey H. Fisher
Jeffrey H. Fisher Chairman of the Board, Chief Executive Officer and President

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